CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Trustees and Shareholders
Putnam Tax Exempt Income Fund:

We consent to the use of our report dated November 15, 2004, incorporated in this Registration Statement by reference, to the Putnam Tax Exempt Income Fund, and to the references to our firm under the captions "Financial Highlights" in the prospectus and "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND FINANCIAL STATEMENTS" in the Statement of Additional Information.

                                   /s/ KPMG LLP

Boston, Massachusetts
January 24, 2005